UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 6, 2026

PEAPACK GLADSTONE FINANCIAL CORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PGC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peapack-Gladstone Financial Corporation (the “Company”) entered into Special Executive Retention Performance Restricted Stock Unit Award Agreements (the “Agreements”) with each of Douglas Kennedy, President and Chief Executive Officer of the Company, and John Babcock, Senior Executive Vice President of the Company and President of Private Wealth Management, on February 6, 2026, and February 10, 2026, respectively, to incentivize the executives to remain in the employ of the Company for the continuous period through December 31, 2028, to reward the executives for achieving certain Company performance goals specified in the Agreements, and to further align the interests of the executives with interests of shareholders.

Subject to the terms of the Company’s 2025 Long-Term Incentive Plan (the “Equity Plan”), the Agreements provide Messrs. Kennedy and Babcock with grants of performance-based restricted stock units (the “RSU”).  Upon vesting, each RSU that is earned and vested will be settled in one share of Company common stock.  Mr. Kennedy was granted 50,000 RSUs at 100% of target level, and Mr. Babcock was granted 32,000 RSUs at 100% of target level.   The RSUs will be earned based on the level of achievement of certain metrics over the course of three annual performance periods ending on December 31, 2026, December 31, 2027, and December 31, 2028. RSUs earned during the performance periods will cliff vest on December 31, 2028. If the executive is not continuously employed with the Company through the December 31, 2028 vesting date, unless such termination is due to death, disability, involuntary termination (either termination without cause or resignation for good reason (as such terms are defined in the Equity Plan)), no RSUs granted under the Agreement will vest regardless of whether the performance goals have been met or whether RSUs were considered earned in completed performance periods.

No RSUs are earned under the Agreements unless certain performance goals are achieved. For Mr. Kennedy, 100% of the RSUs are earned based on the 30-day average stock price (the “Stock Price Metric”) of the Company measured at the end of each performance period.  For Mr. Babcock, 50% of the RSUs are earned based on the Stock Price Metric, 30% of the RSUs are earned based on the dollar value of the assets under management of the wealth management division (“AUM Metric”), and 20% of the RSUs are earned based on the net direct margin of the wealth management division, which is represented as a percentage calculated by dividing the revenue of the wealth management division less the expenses of the wealth management division by the total revenue of the wealth management division (the “Margin Metric”).

The level of achievement for determining the number of RSUs earned is measured at the end of each of the three annual performance periods.  If performance is determined to be below the threshold level of achievement (as set forth in each Agreement) at the end of any performance period, then no RSUs will be earned for that performance period; however, any unearned RSUs will remain available to be earned during the subsequent performance periods.  The Agreements provide the opportunity to earn RSUs between 25% and 250% of target depending on the levels of performance achieved.

If the executive terminates employment prior to the vesting date due to death, disability, or involuntary termination, the RSUs will vest at the actual level of achievement for any completed performance periods and at target for any performance periods that have not been completed at the time of termination.

In the event of a change in control (as defined in the Equity Plan), with respect to Mr. Kennedy’s Agreement, the RSUs will vest on or immediately prior to the effective date of the change in control based on the actual level achievement of the Stock Price Metric based on the value of the per share merger consideration to be exchanged for each share of Company common stock calculated as of the effective date of the definitive agreement that provides for the change in control; and with respect to Mr. Babcock’s Agreement, the RSUs subject to the Stock Price Metric will vest on or immediately prior to the effective date of the change in control, based on the value of the per share merger consideration to be exchanged for each share of Company common stock calculated as of the effective date of the definitive agreement that provides for the change in control, and the RSUs subject to the AUM Metric and the RSUs subject to the Margin Metric will vest on or immediately prior to the effective date of the change in control, based on the actual level achievement measured as of the end of the most recent year-end or financial quarter end, whichever is higher, or target, if higher.

If the executive terminates employment for any reason other than death, disability, involuntary termination or termination following a change in control prior to December 31, 2028, the RSUs shall be forfeited regardless of whether any performance goals have been met. If the executive has a termination of employment for cause (as defined in the Equity Plan), the RSUs shall be forfeited.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements included as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Special Executive Retention Performance Restricted Stock Unit Agreement for Douglas Kennedy, dated as of February 6, 2026.

10.2	Special Executive Retention Performance Restricted Stock Unit Agreement for John Babcock, dated as of February 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: February 11, 2026	By:	/s/ Frank A. Cavallaro
Frank A. Cavallaro
Senior Executive Vice President and Chief Financial Officer